EXHIBIT 99.1

Bridger Aerospace Announces Strongest Second Quarter in Company History

Expanded Contracts and Increased Fire Activity Drive Record Revenue and Earnings

BELGRADE, Mont., Aug. 07, 2025 (GLOBE NEWSWIRE) -- Bridger Aerospace Group Holdings, Inc. (“Bridger”, “the Company” or “Bridger Aerospace”), (NASDAQ: BAER, BAERW), one of the nation’s largest aerial firefighting companies, today reported record results for the second quarter ended June 30, 2025.

Second Quarter Highlights:

  Record-setting revenue of $30.8 million, more than double last year’s Q2 revenue of $13.0 million
  Net income swings positive with a $10+ million year-over-year boost to $0.3 million, adjusted EBITDA jumps to $10.8 million
  100% deployment of the fleet with earliest call-outs in Company history
  Historic 120-day Super Scooper task orders secured, ensuring deployment through at least through October, underscoring year-round wildfire activity
  $46 million sale leaseback deal signed for hangar and campus HQ - closing expected in Q3 2025 - proceeds set to reduce interest expense and fortify the balance sheet
  June Wildfire Prevention and Response Executive Order poised to reshape wildland firefighting and drive growth through increased federal funding
  On track to hit higher end of 2025 guidance: $42-$48 million Adjusted EBITDA on $105- $111 million in revenue

Summary Financial Results

(in thousands)	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Revenues	$30,751	$13,014	$46,397	18,521

Operating income (loss)	5,527	(4,755)	(4,624)	(20,064)

Net income (loss)	308	(9,981)	(15,230)	(30,068)

Adjusted EBITDA	10,819	191	5,744	(6,737)

Net cash used in operating activities			(16,215)	(25,558)

Cash and cash equivalents			$17,036	$8,526

“We are extremely proud of our entire team for their dedication and long hours during what has already been a very active wildfire year-to-date,” commented Sam Davis, Bridger’s Chief Executive Officer. “The early deployment of our Super Scoopers amidst record 120-day task orders for four of our Scoopers further guarantees our utilization this year and ensures our fleet remains dedicated to critical wildfire response efforts. We continue to expect more year-round revenue while we focus on maximizing daily availability and flight hours. With continued high wildfire activity early in the third quarter, we are actively supporting our state and federal customers with our Super Scooper fleet and significant Air Attack assets, positioning Bridger for another record year while executing on our mission of protecting lives, property and the environment with our modern technology and our safe and reliable service.”

Second Quarter 2025 Results
Revenue for the second quarter of 2025 was $30.8 million compared to $13.0 million in the second quarter of 2024, an increase of 136%. Excluding $5.1 million of revenue for return to service work performed on the four Spanish Super Scoopers as part of our partnership agreement with MAB Funding, LLC (“MAB”), in the second quarter of 2025, revenue was $25.7 million, more than double revenue of $11.2 million in the second quarter of 2024 after excluding $1.8 million of revenue for return to service work performed under the MAB agreement. The increase in revenue was driven by significantly higher activity with multiple Super Scoopers and surveillance aircraft deployed earlier in the second quarter of 2025.

Cost of revenues was $18.7 million in the second quarter of 2025 compared to $9.9 million in the second quarter of 2024. Cost of revenues for the second quarter of 2025 included an increase of $3.9 million of expenses associated with the return-to-service work for the Spanish Super Scoopers.

Selling, general and administrative expenses (“SG&A”) were $6.5 million in the second quarter of 2025 compared to $7.9 million in the second quarter of 2024 reflecting lower non-cash stock-based compensation expense and a decrease in earnout consideration partially offset by an increase in the market value of our warrants.

Interest expense for the second quarter of 2025 was $5.7 million compared to $5.9 million in the second quarter of 2024.

Net income was $0.3 million, in the second quarter of 2025 compared to a net loss of $10.0 million, in the second quarter of 2024. Loss per diluted share was $0.12 for the second quarter of 2025 compared to $0.33 per diluted share in the second quarter of 2024. Adjusted EBITDA was $10.8 million in the second quarter of 2025, compared to $0.2 million in the second quarter of 2024.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

As of June 30, 2025, cash and cash equivalents were $17.0 million compared to $39.3 million as of December 31, 2024. The decline in cash from year end is due to the expenses related to the bulk of winter maintenance and training activities that occurred in the first half of the year. Incoming receivables of $18.3 million from early fire season activity are expected to further increase the cash balance in the coming months.

Year to Date Results
Revenue for the first six months of 2025 was $46.4 million compared to $18.5 million in the first six months of 2024, representing an increase of 150%. Excluding $11.0 million of revenue for return to service work performed on the four Spanish Super Scoopers as part of our partnership agreement with MAB in the first six months of 2025, revenue was $35.4 million compared to $15.7 million in the first six months of 2024 after excluding $2.8 million for return to service work performed under the MAB agreement. The increase in revenue was driven by significantly higher activity with multiple Super Scoopers and surveillance aircraft deployed earlier in the first six months of 2025.

Cost of revenues was $35.9 million in the first six months of 2025 compared to $19.1 million in the first six months of 2024. Cost of revenues for the first six months of 2025 included an increase of $9.5 million of expenses associated with the return-to-service work for the Spanish Super Scoopers compared to the first six months of 2024.

SG&A expenses were $15.1 million in the first six months of 2025 compared to $19.5 million for the first six months of 2024, reflecting lower non-cash stock-based compensation expense and a decrease in earnout consideration partially offset by an increase in the market value of our warrants.

Interest expense for the first six months of 2025 decreased to $11.5 million from $11.8 million in the first six months of 2024. Bridger also reported Other Income of $1.3 million for the first six months of 2025 compared to $1.3 million for the first six months of 2024.

Net loss was $15.2 million in the first six months of 2025 compared to a net loss of $30.1 million in the first six months of 2024. Adjusted EBITDA was $5.7 million in the first six months of 2025, compared to negative ($6.7) million in the six months of 2024.

Business Outlook
With the continued strong fleet utilization in the second quarter and into the third quarter as well as record task orders for our Super Scoopers, we expect to end 2025 at the higher end of our previously issued 2025 guidance of Adjusted EBITDA of $42 million to $48 million on revenue of $105 million to $111 million. The Company also expects continued improvement in cash provided by operating activities in 2025. This guidance excludes any potential impact from the Spanish Super Scoopers acquired by the joint venture partnership between the Company and MAB.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

Conference Call
Bridger Aerospace will hold an investor conference call on Thursday, August 7, 2025, at 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time) to discuss these results and its business outlook. Interested parties can access the conference call by dialing 833-316-1983 or 785-838-9310. The conference call will also be broadcast live on the Investor Relations section of our website at https://ir.bridgeraerospace.com. An audio replay will be available through August 14, 2025, by calling 844-512-2921 or 412-317-6671 and using the passcode 11159552. The replay will also be accessible at https://ir.bridgeraerospace.com.

About Bridger Aerospace
Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation, as well as internationally. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Investor Contacts
Alison Ziegler
Darrow Associates
201-220-2678
aziegler@darrowir.com

Forward Looking Statements Certain statements included in this press release are not historical facts but are forward-looking statements, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) the anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet, the anticipated benefits therefrom and the ultimate structure of such acquisitions and/or right to use arrangements; (2) Bridger’s business and growth plans and future financial performance; (3) current and future demand for aerial firefighting services, including the duration or severity of any domestic or international wildfire seasons; (4) the magnitude, timing and benefits from any cost reduction actions; (5) Bridger’s exploration of, need for, or completion of any future financings; (6) Bridger’s potential sources of liquidity and capital resources; (7) Bridger’s remediation plan for its material weaknesses in Bridger’s internal control over financial reporting; and (8) anticipated investments in additional aircraft, capital resources and research and development and the effect of these investments. These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including: the duration or severity of any domestic or international wildfire seasons; changes in domestic and foreign business, market, financial, political and legal conditions; Bridger’s failure to realize the anticipated benefits of any acquisitions; Bridger’s successful integration of any aircraft (including achievement of synergies and cost reductions); Bridger’s ability to successfully and timely develop, sell and expand its services, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger, including as a result of the consummation of any acquisition; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; Bridger's ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the ability to successfully select, execute or integrate future acquisitions into Bridger's business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report filed with the U.S. Securities and Exchange Commission on March 14, 2025. If any of these risks materialize or Bridger management's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this Quarterly Report. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Revenues	$30,751	$13,014	$46,397	$18,521

Cost of revenues:
Flight operations	7,856	5,106	14,108	10,115
Maintenance	10,844	4,761	21,799	8,958
Total cost of revenues	18,700	9,867	35,907	19,073
Gross profit (loss)	12,051	3,147	10,490	(552)

Selling, general and administrative expense	6,524	7,902	15,114	19,512
Operating income (loss)	5,527	(4,755)	(4,624)	(20,064)

Interest expense	(5,737)	(5,854)	(11,472)	(11,777)
Other income	700	144	1,299	1,303
Income (loss) before income taxes	490	(10,465)	(14,797)	(30,538)
Income tax (expense) benefit	(182)	484	(433)	470
Net income (loss)	$308	$(9,981)	$(15,230)	$(30,068)

Series A preferred stock – adjustment to maximum redemptions value	(6,636)	(6,196)	(13,197)	(12,385)

Loss attributable to Common stockholders - basic and diluted	$(6,328)	$(16,177)	$(28,427)	$(42,453)

Loss per share - basic	$(0.12)	$(0.33)	$(0.53)	$(0.89)
Loss per share - diluted	$(0.12)	$(0.33)	$(0.53)	$(0.89)

Weighted average Common stock outstanding – basic	53,879	48,327	53,847	47,964
Weighted average Common stock outstanding – diluted	53,879	48,327	53,847	47,964

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	As of June 30, 2025	As of December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$17,036	$39,336
Restricted cash	13,837	13,747
Accounts and note receivable	18,325	5,945
Aircraft support parts	1,060	857
Prepaid expenses and other current assets	3,320	3,924
Total current assets	53,578	63,809

Property, plant and equipment, net	181,775	183,769
Intangible assets, net	6,056	6,076
Goodwill	20,888	20,749
Other noncurrent assets	16,741	16,406
Total assets	$279,038	$290,809

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$6,705	$5,330
Accrued expenses and other current liabilities	13,165	14,057
Operating right-of-use current liability	2,274	1,835
Current portion of long-term debt, net of debt issuance costs	2,504	2,170
Total current liabilities	24,648	23,392
Long-term accrued expenses and other noncurrent liabilities	4,140	5,388
Operating right-of-use noncurrent liability	6,849	6,083
Long-term debt, net of debt issuance costs	201,015	202,469
Total liabilities	$236,652	$237,332

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Series A preferred stock	393,376	380,179

STOCKHOLDERS’ DEFICIT
Common stock	6	6
Additional paid-in capital	92,843	101,495
Accumulated deficit	(444,469)	(429,239)
Accumulated other comprehensive income	630	1,036
Total stockholders’ deficit	(350,990)	(326,702)
Total liabilities, mezzanine equity, and stockholders’ deficit	$279,038	$290,809

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	For the six months ended June 30,
	2025	2024
Cash Flows from Operating Activities:
Net loss	$(15,230)	$(30,068)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities, net of acquisition:
Depreciation and amortization	5,999	3,288
Stock based compensation expense	3,728	10,350
Deferred tax benefit	-	(490)
Amortization of debt issuance costs	501	442
(Gain) loss on disposal of fixed assets	(136)	237
Change in fair value of the Warrants	1,066	(2,132)
Change in fair value of earnout consideration	(2,748)	207
Realized gain on investments in marketable securities	-	(16)
Change in fair value of embedded derivative	-	(885)
Changes in operating assets and liabilities:
Accounts receivable	(12,380)	(8,893)
Aircraft support parts	(203)	11
Prepaid expense and other current and noncurrent assets	2,257	1,245
Accounts payable, accrued expenses and other liabilities	931	1,146
Net cash used in operating activities	(16,215)	(25,558)

Cash Flows from Investing Activities:
Proceeds from sales of property, plant and equipment	973	505
Purchases of property, plant and equipment	(4,237)	(1,948)
Expenditures for capitalized software	(626)	(756)
Collection of note receivable	-	3,000
Cash acquired through acquisition	-	2,592
Proceeds from sales and maturities of marketable securities	-	1,055
Net cash (used in) provided by investing activities	(3,890)	4,448

Cash Flows from Financing Activities:
Repayments on debt	(1,621)	(1,466)
Restricted stock units settled in cash	(374)	(466)
Payment of finance lease liability	(15)	(13)
Proceeds from issuance of Common Stock in the registered direct offering	-	9,169
Proceeds from issuance of Common Stock in the at-the-market offering	-	168
Payment of issuance costs for Common Stock in offerings	-	(674)
Net cash (used in) provided by financing activities	(2,010)	6,718
Effects of exchange rate changes	(95)	-
Net change in cash, cash equivalents and restricted cash	(22,210)	(14,392)
Cash, cash equivalents and restricted cash – beginning of the period	53,083	36,937
Cash, cash equivalents and restricted cash – end of the period	$30,873	$22,545
Less: Restricted cash – end of the period	13,837	14,019
Cash and cash equivalents – end of the period	$17,036	$8,526

EXHIBIT A
Non-GAAP Results and Reconciliations

Although Bridger believes that net income or loss, as determined in accordance with GAAP, is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. Bridger believes these measures help illustrate underlying trends in our business and use the measures to establish budgets and operational goals, and communicate internally and externally, in managing our business and evaluating its performance. Bridger also believes these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance.

Each of the profitability measures described below is not recognized under GAAP and does not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools, and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Bridger’s management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

Bridger does not provide a reconciliation of forward-looking measures where Bridger believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts, such as acquisition costs, integration costs and loss on the disposal or obsolescence of aging aircraft. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of Bridger’s control or cannot be reasonably predicted. For the same reasons, Bridger is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA offering costs related to financing and other transactions, which include costs that are required to be expensed in accordance with GAAP. In addition, we exclude from Adjusted EBITDA non-cash stock-based compensation, business development and integration expenses, the change in the fair value of earnout consideration and the change in the fair value of warrants. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

The following table reconciles net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2025, and 2024.

(in thousands)	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Net income (loss)	$308	$(9,981)	$(15,230)	$(30,068)
Income tax expense (benefit)	182	(484)	433	(470)
Depreciation and amortization	4,019	1,998	5,999	3,288
Interest expense	5,737	5,854	11,472	11,777
EBITDA	10,246	(2,613)	2,674	(15,473)
Stock-based compensation(1)	1,737	4,477	3,728	10,350
Business development & integration expenses(2)	355	149	587	460
Offering costs(3)	279	(149)	437	(149)
Change in fair value of earnout consideration(4)	(2,597)	192	(2,748)	207
Change in fair value of Warrants(5)	799	(1,865)	1,066	(2,132)
Adjusted EBITDA	$10,819	$191	$5,744	$(6,737)

1  Represents non-cash stock-based compensation expense associated with employee and non-employee equity awards.
2  Represents expenses related to integration costs for completed acquisitions and potential acquisition targets and additional business lines.
3  Represents one-time costs for professional service fees related to the preparation for potential offerings that have been expensed during the period.
4  Represents non-cash fair value adjustment for earnout consideration issued in connection with the acquisition of Ignis Technologies, Inc. and Flight Test & Mechanical Solutions, Inc.
5  Represents the non-cash fair value adjustment for the outstanding warrants.